Exhibit 5.1

Jodie M. Bourdet	Via EDGAR
T: +415 693 2054 jbourdet@cooley.com

April 17, 2014

Tableau Software, Inc.

North 34th Street, Suite 200

Seattle, WA 98103

Ladies and Gentlemen:

We have acted as counsel to Tableau Software, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 3,731,920 shares of the Company’s Class A Common Stock, par value $0.0001 per share, including (a) 3,109,934 shares of Class A Common Stock (the “2013 EIP Shares”) pursuant to the Company’s 2013 Equity Incentive Plan (the “2013 EIP”) and (b) 621,986 shares of Class A Common Stock (the “2013 ESPP Shares”) pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “2013 ESPP” and together with the 2013 EIP, the “Plans”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related prospectuses, (b) the Plans, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as currently in effect as of the date hereof and (d) such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2013 EIP Shares and the 2013 ESPP Shares, when sold and issued in accordance with the 2013 EIP and the 2013 ESPP, respectively, and the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA  94111   T: (415) 693-2000   F: (415) 693-2222   WWW.COOLEY.COM

Tableau Software, Inc.

Page two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Jodie M. Bourdet
Jodie M. Bourdet

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA  94111   T: (415) 693-2000   F: (415) 693-2222   WWW.COOLEY.COM